UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2020

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware			001-37751	27-2170749
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center	Beverly,	Massachusetts		01915
(Address of principal executive offices)				(Zip code)

(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARA	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On March 16, 2020, American Renal Associates Holdings, Inc. issued a press release announcing its financial and operating results for the quarter and year ended December 31, 2019. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference into this item.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and exhibit contained in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2020, American Renal Associates Holdings, Inc. (the “Company”) entered into a Transition Services Agreement with Joseph A. Carlucci, under which Mr. Carlucci will transition out of his role as Chairman of the Company’s Board of Directors (the “Board”) and Chief Executive Officer of the Company, and resign as a member of the Board (the “Transition Services Agreement”). Under the terms of the Transition Services Agreement, Mr. Carlucci will continue to be employed as Chief Executive Officer of the Company pursuant to the terms of his Employment Agreement, dated as of March 22, 2010, as amended (the “Employment Agreement”), subject to certain modifications described below, until the earlier to occur of (i) the date on which a successor chief executive officer designated by the Board commences employment with the Company and (ii) the date of Mr. Carlucci’s termination of employment with the Company for any reason (as the case may be, the “Transition Date”). Mr. Carlucci has agreed to resign as a member of the Board and from other officer and director positions with the Company and its affiliates on the Transition Date. To ensure a smooth transition, Mr. Carlucci has agreed to remain with the Company as a consultant through the one-year anniversary of the Transition Date with the honorific title of Chairman Emeritus. This consulting period may be extended in the Board’s discretion for an additional three months.

Pursuant to the Transition Services Agreement, and subject to continued compliance with the terms thereof, Mr. Carlucci will be entitled to the following:

•	continued base salary at the annualized rate of $904,203 and benefits at current levels for the duration of his service as Chief Executive Officer; and

•
as part of the Company’s regular 2020 annual equity grant to other senior executives, an award of restricted stock with a grant date value of $1 million, with 70% of the shares subject to the award vesting 12 months following the grant date and the remaining 30% vesting 12 months following the Transition Date, subject to continued employment or performance of consulting services and continued compliance with the other terms of the Transition Services Agreement through such vesting dates.

In addition, during the 24-month period following the Transition Date, subject to continued compliance with the terms of the Transition Services Agreement, Mr. Carlucci will be entitled to the following:

•	continued base salary at the annualized rate of $904,203;

•
continued health, life and disability benefits at the same levels as provided to active employees until such time that Mr. Carlucci becomes eligible for comparable benefits from a different employer, or, if provision of such benefits is not practicable, a monthly cash payment in an amount equal to the Company’s normal monthly cost of coverage for an active employee; and

•
a pro-rated annual cash incentive bonus in respect of the calendar year during which the Transition Date occurs, subject to the delivery of final audited financial statements for the Company with respect to such year.

In the event of a Change in Control (as defined in the Employment Agreement) while Mr. Carlucci is serving as a consultant, any remaining salary continuation will immediately come due and will be paid to him in one lump sum upon the effective date of the Change in Control. Additionally, the restricted stock award to be granted to Mr. Carlucci pursuant to the terms of the Transition Services Agreement will immediately vest upon a Change in Control.

Mr. Carlucci will remain subject to non-competition provisions as contemplated under his Employment Agreement until the third anniversary of the Transition Date and to non-solicitation provisions until the third anniversary of the consulting period, subject to certain technical modifications as described in the Transition Services Agreement. Mr. Carlucci will also remain subject to certain other miscellaneous provisions of his Employment Agreement, such as the provisions related to confidentiality and intellectual property rights.

Mr. Carlucci’s retention as a consultant will be treated as continued service with the Company for purposes of vesting and any applicable exercise periods under all outstanding Company equity awards held by him.

A form of Mr. Carlucci’s Transition Services Agreement is included in this filing as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Transition Services Agreement.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Transition Services Agreement between Joseph A. Carlucci and the Company, dated March 13, 2020.
99.1	Press release, dated March 16, 2020, announcing the registrant’s financial and operating results for the quarter and year ended December 31, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated:	March 16, 2020	By:	/s/ Mark Herbers
		Name:	Mark Herbers
		Title:	Interim Chief Financial Officer

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